Exhibit 99.2

Exterran Holdings Announces the Resignation
of Peter H. Kamin from its Board of Directors

HOUSTON, October 4, 2007 — Exterran Holdings, Inc. (NYSE: EXH) announced today that Peter H. Kamin has resigned as a member of its Board of Directors effective October 3, 2007. Mr. Kamin, a co-founder and Managing Partner of ValueAct Capital, served as a director of Exterran and one of its predecessor companies, Hanover Compressor Company, since January 1, 2007.
“We appreciate Mr. Kamin’s contributions over the past nine months,” said Gordon T. Hall, Chairman of the Board. “We wish him well on his future endeavors.
About Exterran
Exterran Holdings, Inc. is the global market leader in full service natural gas compression and a premier provider of sales, operations, maintenance, fabrication, service and equipment for oil and gas production, processing and transportation applications. Exterran serves customers across the energy spectrum—from producers to transporters to processors to storage owners. Headquartered in Houston, Texas, Exterran and its 11,000 employees have operations in over 30 countries worldwide. For more information, visit www.exterran.com.
Exterran Contact Information:
Investors: David Oatman (713) 335-7460
Media: Rick Goins (832) 554-4918